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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 15, 1999

                             Leasing Solutions, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

       001-13551                                          77-0116801
(Commission File Number)                       (IRS Employer Identification No.)

10 Almaden Boulevard, San Jose, CA                           95113
(Address of Principal Executive Offices)                   (Zip Code)

                                 (408) 995-6565
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5. OTHER EVENTS.


                  On April 1, 1999, the Registrant filed Form 12b-25 with the Commission indicating that, due to unavoidable delays in the close of its books for its fiscal year ending December 31, 1998, the Registrant was unable to file its Form 10-K for its fiscal year ending December 31, 1998 within the time frame required by the rules of the Commission. As described in the Registrant's Form 12b-25, these unavoidable delays resulted from a variety of factors, including (i) significant payment defaults in many of the Registrant's loan agreements, which led the Registrant to commence an extensive review of its operations with its lenders in December 1998, culminating in protracted negotiations among the Registrant and its lenders, (ii) negotiations with a major company to sell the Registrant's European operations, which consumed a great amount of management time and effort prior to the termination of such negotiations in March 1999, and (iii) the resignation of Mr. Hal Krauter, and the appointment of Mr. Louis Adimare, as the Registrant's Chairman and Chief Executive Officer in March 1999.


                                      8K-1
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        Despite the Registrant's best efforts to complete the close of its books for its 1998 fiscal year, the Registrant has been unable to complete that closing, the preparation of its fourth quarter and year-end results, and the preparation of its Form 10-K by April 15, 1999, the last day of the fifteen-day period contemplated by the Registrant's Form 12b-25. The
Registrant presently expects that it will be in a position to file its Form 10-K for its 1998 fiscal year on or before May 17, 1999. The Registrant presently expects to release summary information regarding its fourth quarter and year-end results, via press release distributed over business wire pursuant to its customary practice, on or before April 30, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Leasing Solutions, Inc.


Date April 26, 1999                 By /s/ John M. Greeley
     --------------                    ----------------------------------------
                                       John M. Greeley, Chief Financial Officer


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